Nexus BioPharma, Inc. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

03/04/14

96700/2104

LICENSE AGREEMENT

This Agreement is entered into as of March 3, 2014 ("Effective Date"), by and between Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University, a corporation organized and existing under the laws of the State of New York, having an office and place of business at 1300 Morris Park Avenue, Bronx, New York 10461 ("Licensor"), and Diabesity, Inc., a corporation organized and existing under the laws of the State of Delaware, having an office and place of business at 8 Hillside Avenue, #207, Montclair, NJ 07042 ("Licensee").

Statement

Licensor is the owner of patent applications relating to the treatment of cancer, obesity and diabetes with inhibitors of Fyn kinase. Licensee wishes to acquire an exclusive license to Licensor's rights in the aforementioned patent rights, and Licensor wishes to grant such license to Licensee.

NOW, THEREFORE, in consideration of the promises and mutual covenants, conditions and limitations herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee agree as follows:

1.

Definitions

1.01

"Agreement Patents" means the patent applications listed on Appendix A, together with any and all patents and patent applications which issue from or are based on such patent applications and from any and all divisionals, continuations, continuations-in-part (but only to the extent the claims thereof are enabled by disclosure of the parent application) and foreign counterparts of such patents and patent applications, and any and all reissues, renewals and extensions or the like of such patents and patent applications and any and all U.S. and foreign patents which are based on such patents and patent applications. Appendix A shall be updated from time-to-time by the parties.

1.02

"Field" means products and services for therapeutic use.

1.03

"Licensed Product" means any product or service in the Field, the development, manufacture, use, provision or sale of which is covered by a claim of Agreement Patents.

1.04

"Net Sales" means the total consideration, in any form, received by Licensee, Affiliates and Sublicensees as consideration for the sale, lease, provision or other disposition of Licensed Products by Licensee and/or Affiliates and/or Sublicensees to an independent third party, less:

(a)

customary and reasonable trade discounts actually taken, refunds, returns and recalls; and

(b)

when included in gross sales, customary and reasonable freight, shipping, duties, and sales, V.A.T. and/or use taxes based on sales prices, but not including taxes when assessed on incomes derived from such sales.

If Licensee and/or Affiliates and/or Sublicensees intend to accept from independent third parties any non-cash consideration as Net Sales, Licensee must first obtain Licensor's written approval. For any non-cash consideration approved by Licensor and received as Net Sales, the parties will appoint an independent third party to determine, at Licensee's expense, the present day value of such consideration and that value shall be added to Net Sales in place of the non-cash consideration.

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

In the event that, during a particular calendar quarter, a Licensed Product is sold in combination with one or more other products, whether or not such other products are packaged or otherwise physically combined with such Licensed Product, for a single price (a "Combination Product"), Net Sales from sales of a Combination Product, for purposes of calculating royalties due under this Agreement, shall be calculated by multiplying the Net Sales of the Combination Product by the fraction A/(A+B), where A is the average per unit sales price for such calendar quarter of the Licensed Product sold separately in the country of sale and B is the average per unit sales price for such calendar quarter of the other product(s) sold separately in the country of sale. In the event that no separate sales are made of the Licensed Product and/or the other product(s) in the country of sale, separate sale prices in commensurate countries may be used instead. In the event that no separate sales are made of the Licensed Product and/or the other product(s), Net Sales from sales of a Combination Product, for purposes of determining royalty payments on such Combination Products, shall be calculated using the entire Net Sales of such Combination Products.

1.05

"Net Proceeds" shall mean the total consideration, in any form (including, but not limited to, license signing fees, maintenance fees, milestone and minimum payments, whether or not such fees and payments are creditable against future royalties to be paid to Licensee, research and development funds, and just that portion of the funds received for equity purchases of Licensee which exceeds the fair market value of the equity; but excluding royalties based on Net Sales of Sublicensees) that is received by Licensee from a Sublicensee in connection with the grant to said Sublicensee of rights under the Agreement Patents. If Licensee intends to accept from a Sublicensee any non-cash consideration as Net Proceeds, Licensee must first obtain Licensor's written approval. For any non-cash consideration approved by Licensor and received as Net Proceeds, the parties will appoint an independent third party to determine the present day value of such consideration and that value shall be added to Net Proceeds in place of the non-cash consideration.

1.06

"Affiliate" means any entity, that, directly or indirectly, through one or more intermediates, controls, is controlled by, or is under common control with Licensee. For the purposes of this definition, control shall mean the direct or indirect ownership of at least fifty percent (50%) of (i) the stock shares entitled to vote for the election of directors or (ii) ownership interest.

1.07

"Sublicensee" shall mean any non-Affiliate third party to whom Licensee has granted the right to make and sell (or otherwise dispose of) Licensed Products.

1.08

"Confidential Information" means any information designated as such in writing by the disclosing party, whether by letter or by the use of an appropriate proprietary stamp or legend, prior to or at the time any such confidential or proprietary materials or information are disclosed by the disclosing party to the recipient. Notwithstanding the foregoing, information or materials which are orally or visually disclosed to the recipient by the disclosing party, or are disclosed in a writing or other tangible form without an appropriate letter, proprietary stamp or legend, shall constitute Confidential Information if the disclosing party, within thirty (30) days after such disclosure, delivers to the recipient a written document or documents describing such information or materials and referencing the place and date of such oral, visual, written or other tangible disclosure.

1.09

"Marketable Securities" means shares of the common stock of Licensee that are listed or quoted for trading on the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, or the New York Stock Exchange Amex (each, a "Trading Market") (a) all of which the holders thereof would have the right to sell in a sale registered pursuant to a registration statement under the Securities Act of 1933, as amended (a "Public Sale") within 60 days following their issuance to the holders regardless of any lock-up agreements or other contractual restrictions on transfer, and (b) all of which can be reasonably expected to be able to be sold in Public Sales within 60 days of their issuance without having a material adverse effect upon the market for such securities.

1.10

"Volume Weighted Average Price" means, for the applicable date, the price determined by the average of the daily volume weighted average price of the common stock of Licensee for the twenty (20) consecutive trading days ending on the trading day immediately before the applicable date on the applicable Trading Market as reported by Bloomberg L.P., based on a trading day from 9:30 a.m. to 4:02 p.m. (New York City time).

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

2.

Licensor's Agreements With U.S. Government

2.01

Licensor, through its employees, have and will perform research sponsored in part by the United States Government. As a result of this government sponsorship of the aforementioned research, the United States Government retains certain rights in such research as set forth in 35 U.S.C. §200 et. seq. and applicable regulations.

2.02

The continuance of such government sponsored research by Licensor and its employees during the term of this Agreement will not constitute a breach of this Agreement. All rights reserved to the U.S. Government under 35 U.S.C. §200 et. seq. and applicable regulations shall remain so reserved and shall in no way be affected by this Agreement. Licensor and its employees are not obligated under this Agreement to take any action which would conflict in any respect with their past, current or future obligations to the U.S. Government as to work already performed and to be performed in the future.

3.

Agreement Patents

3.01

Within ninety (90) day of the Effective Date, Licensee will reimburse Licensor for all expenses incurred prior to the Effective Date in connection with the preparation, filing, prosecution and maintenance of the Agreement Patents. Amounts paid by Licensee pursuant to this Section 3.01 are non-refundable and not creditable against any other payment due to Licensor.

3.02

As of and after the Effective Date, Licensee will pay the cost of preparing, filing, prosecuting, maintaining and resisting challenges to the validity of the Agreement Patents (as well as the cost of preparing, filing, prosecuting, maintaining and resisting challenges to the validity of corresponding applications in at least the United States, Europe (an EPO filing designating all member countries), Canada, Japan, and Australia, and in such other jurisdictions as Licensee shall determine), using patent counsel selected by Licensor. Such payments will be due within thirty (30) days of Licensee's receipt of an invoice from Licensor relating to said costs. Licensee will pay the cost of defending and/or prosecuting any interference, reexamination, reissue, opposition, cancellation and nullity proceedings involving Agreement Patents. Licensor will keep Licensee informed concerning such patents and applications and will consult with Licensee concerning the preparation, filing, prosecution, maintenance and challenges to the validity of such patents and applications. Licensee shall cooperate with any reasonable request of Licensor in connection with any such preparation, filing, prosecution, maintenance and/or defense. In the event that Licensee elects not to maintain, defend or prosecute any patent or patent application within the Agreement Patents, Licensee shall give Licensor thirty (30) days prior written notice of such election. Any patents or patent applications so elected shall at the end of the notice period cease to be considered Agreement Patents, and Licensor shall then be free, at its election, to abandon or maintain the prosecution of such patent application or issued patent or grant rights to such patent application or issued patent to third parties.

3.03

Amounts paid by Licensee pursuant to Section 3.02 will be non-refundable and not creditable against any other payment due to Licensor.

4.

License Grant

4.01

Subject to Article 2, Licensor hereby grants to Licensee and Affiliates a worldwide, exclusive license to Licensor's rights in the Agreement Patents, along with the right by Licensee only to grant sublicenses, to make, have made, use, have used, provide, import, have imported, offer to sell, sell and have sold Licensed Products. Licensee will not grant any sublicense (or amend any sublicense) under Agreement Patents unless it first submits a full and complete draft of any such proposed sublicense (or amendment) to Licensor and then receives the prior written consent of Licensor. Licensee shall provide Licensor with a full and complete copy of any approved sublicense (or amendment) within thirty (30) days of execution thereof by Licensee. The terms of any sublicense agreement shall be consistent with the terms of this Agreement and shall include (at least) the following provisions: prohibiting any use of Licensor's name (consistent with Section 9.01), requiring indemnification of Licensor (consistent with Section 12.04), requiring appropriate insurance (consistent with Section 12.09), and disclaiming any warranties or representations by Licensor (consistent with Sections 12.05 and 12.06).

4.02

Notwithstanding the exclusive rights granted to Licensee pursuant to Section 4.01, Licensor shall retain the right to make, use and practice Agreement Patents in its own laboratory solely for non-commercial scientific purposes and for continued non-commercial research. Further, Licensor shall have the right to make available to not-for-profit scientific institutions and non-commercial researchers materials covered under Agreement Patents, solely for noncommercial scientific and research purposes, provided this is done under a material transfer agreement.

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

4.03

Nothing contained in this Agreement shall be construed or interpreted as a grant, by implication or otherwise, of any license except as expressly specified in Section 4.01 hereof. The license granted herein shall apply to the Licensee and Affiliates, except that Affiliates shall not have the right to grant sublicenses. If any Affiliate exercises rights under this Agreement, such Affiliate shall be bound by all terms and conditions of this Agreement, including but not limited to indemnity and insurance provisions, which shall apply to the exercise of the rights, to the same extent as would apply had this Agreement been directly between Licensor and the Affiliate. In addition, Licensee shall remain fully liable to Licensor for all acts and obligations of Affiliates such that acts of Affiliates shall be considered the acts of Licensee.

5.

Confidentiality

5.01

Nothing herein contained shall preclude Licensor from making required reports or disclosures to the NIH or to any other philanthropic or governmental funding organization, provided, however, that no Licensee Confidential Information is disclosed in the process.

5.02

Licensee will retain in confidence Confidential Information of Licensor and Licensee will not disclose any such Confidential Information to any third party without the prior written consent of Licensor, except that Licensee shall have the right to disclose such information to any third party for commercial or research and development purposes under written terms of confidentiality and nondisclosure which are commercially reasonable. Licensee will keep confidential all Confidential Information of Licensor for a period of [***] ([***]) years after termination or expiration of this Agreement, provided, however, that the obligation of confidentiality will not apply to any such information which:

(a)

was known to Licensee or generally known to the public prior to its disclosure hereunder; or

(b)

subsequently becomes known to the public by some means other than a breach of this Agreement, including but not limited to publication and/or laying open to inspection of any patent applications or patents; or

(c)

is subsequently disclosed to Licensee by a third party having a lawful right to make such disclosure; or

(d)

is required to be disclosed by regulation, law or court order to the most limited extent necessary to comply therewith, provided Licensor is given a fair opportunity to defend against such disclosure; or

(e)

is independently developed by Licensee as evidenced by Licensee's written records.

5.03

During the term of this Agreement, it is contemplated that Licensor may become aware of Confidential Information of Licensee ("Licensee Confidential Information"). Licensor agrees to retain such Licensee Confidential Information in confidence and not to disclose any such Licensee Confidential Information to a third party without prior written consent of Licensee for a period ending [***] ([***]) years after termination or expiration of this Agreement, except that such obligations shall not apply to any information which:

(a)

was known to Licensor or generally known to the public prior to their disclosure hereunder; or

(b)

subsequently becomes known to the public by some means other than a breach of this Agreement; or

(c)

is subsequently disclosed to Licensor by a third party having a lawful right to make such disclosure; or

(d)

is required to be disclosed by regulation, law or court order to the most limited extent necessary to comply therewith, provided Licensee is given a fair opportunity to defend against such disclosure; or

(e)

is independently developed by Licensor as evidenced by Licensor's written records.

6.

Royalties and Payments

6.01 Licensee shall make the following payments to Licensor:

(a)

Licensee will pay to Licensor three percent (3%) of Net Sales.

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

(b)

Royalty Offset/Stacking Royalties. In the event that, with respect to Net Sales of Licensed Products, Licensee is paying royalties to unaffiliated third parties for patent rights such that the practice of the Agreement Patent(s) would infringe such rights, the amount due and payable to Licensor hereunder shall be proportionally reduced by [***] per cent ([***]%) due such third party, but in no event shall the Royalty payable to Licensor be less than [***] per cent ([***]%) of net sales. By example, if the royalty due other third parties equals [***] per cent ([***]%) of Net Sales, the Royalty due Licensor shall be [***] per cent ([***]%); if the royalty due other third parties equals [***] per cent ([***]%) of Net Sales, the Royalty due Licensor shall be [***] per cent ([***]%).

6.02

Licensee will pay to Licensor twenty percent (20%) of Net Proceeds received by Licensee.

6.03

Upon execution of this Agreement by the parties, Licensee shall issue to Licensor an aggregate number of shares (the "Shares") of the common stock of Licensee equal to thirty percent (30%) of Licensee's issued and outstanding common stock calculated on a fully diluted, as converted basis. The Shares shall be issued to Licensor pursuant to a separate stock subscription agreement between Licensee and Licensor, and Licensee, Licensor and certain other stockholders of Licensee shall enter into a stockholders agreement.

6.04

Licensee shall make the following license signing and license maintenance payments to Licensor:

(a)

Upon execution of this Agreement by the parties, Licensee will pay to Licensor Twenty-Five Thousand Dollars (US$25,000) as a license signing fee, which payment is non-refundable and not creditable against any other payment due to Licensor pursuant to this Agreement.

(b)

On each of the first, second, third and fourth anniversaries of the Effective Date, Licensee will pay to Licensor Thirty Thousand Dollars (US$30,000) as a license maintenance fee. This payment is non-refundable but is creditable against actual royalties and payments due to Licensor pursuant to Sections 6.01 and 6.02 during the twelve (12) month period following each such anniversary.

(c)

On the fifth anniversary of the Effective Date, Licensee will pay to Licensor Fifty Thousand Dollars (US$50,000) as a license maintenance fee. This payment is non-refundable but is creditable against actual royalties and payments due to Licensor pursuant to Sections 6.01 and 6.02 during the twelve (12) month period following this anniversary.

(d)

On the sixth anniversary of the Effective Date, Licensee will pay to Licensor Seventy-Five Thousand Dollars (US$75,000) as a license maintenance fee. This payment is non-refundable but is creditable against actual royalties and payments due to Licensor pursuant to Sections 6.01 and 6.02 during the twelve (12) month period following this anniversary.

(e)

On the seventh anniversary of the Effective Date and every anniversary of the Effective Date thereafter, Licensee will pay to Licensor One Hundred Thousand Dollars (US$100,000) as a license maintenance fee. Each such payment is non-refundable but is creditable against actual royalties and other payments due to Licensor pursuant to Sections 6.01 and 6.02 during the twelve (12) month period following each such anniversary.

6.05

Licensee shall make the following milestone payments to Licensor:

(a)

Upon the initiation by Licensee or an Affiliate of the first Phase [***] clinical trial (or its foreign equivalent) for each Licensed Product (or each indication for a Licensed Product) anywhere in the world, Licensee shall either (i) pay to Licensor [***] Dollars (US$[***]) in cash or, at Licensee's option, (ii) issue to Licensor Marketable Securities having an aggregate value of [***] Dollars (US$[***]) as of the date of the initiation of such clinical trial, determined using a Volume Weighted Average Price. Notwithstanding the foregoing, if no such Phase [***] clinical trial has occurred by [***] ([***]) years from the Effective Date, then Licensee shall pay to Licensor [***] Dollars (US$[***]);

(b)

Upon the initiation by Licensee or an Affiliate of the first Phase [***] clinical trial (or its foreign equivalent) for each Licensed Product (or each indication for a Licensed Product) anywhere in the world, Licensee shall either (i) pay to Licensor [***] Dollars (US$[***]) in cash or, at Licensee's option, (ii) issue to Licensor Marketable Securities having an aggregate value of [***] Dollars (US$[***]) as of the date of the initiation of such clinical trial, determined using a Volume Weighted Average Price. Notwithstanding the foregoing, if no such Phase [***] clinical trial has occurred by [***] ([***]) years from the Effective Date, then Licensee shall pay to Licensor [***] Dollars (US$[***]);

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

(c)

Upon the submission of a new drug application to the FDA (or its foreign equivalent) for each Licensed Product (or each indication for a Licensed Product), Licensee shall either (i) pay to Licensor [***] Dollars (US$[***]) in cash or, at Licensee's option, (ii) issue to Licensor Marketable Securities having an aggregate value of [***] Dollars (US$[***]) as of the date of such submission, determined using a Volume Weighted Average Price. Notwithstanding the foregoing, if no such new drug application has been submitted to the FDA by [***] ([***]) years from the Effective Date, then Licensee shall pay to Licensor [***] Dollars (US$[***]);

(d)

Upon first commercial sale of each Licensed Product (or each indication for a Licensed Product) by Licensee or an Affiliate, Licensee shall either (i) pay to Licensor [***] Dollars (US$[***]) in cash or, at Licensee's option, (ii) issue to Licensor Marketable Securities having an aggregate value of [***] Dollars (US$[***]) as of the date of such sale, determined using a Volume Weighted Average Price; and

(e)

The payments or issuances of Marketable Securities due pursuant to Sections 6.05(a) - (d) are non-refundable and not creditable against any other payment due to Licensor.

6.06

Only one royalty will be payable on Net Sales by Licensee and Affiliates and Sublicensees on a Licensed Product under Section 6.01(a), regardless of the number of patent claims in Agreement Patents which cover such Licensed Product.

6.07

Licensee's failure to pay full royalties, transfer stock or make complete payments under Sections 6.01, 6.02, 6.03, 6.04 or 6.05 shall be a breach of this Agreement.

7.

Payment Reports and Records

7.01

All cash payments required to be made by Licensee to Licensor pursuant to this Agreement shall be made to Licensor in U.S. Dollars by wire transfer or by check payable to Licensor and sent to Licensor's address set out in Section 13.01. All Shares and Marketable Securities shall be issued to Licensor at Licensor's address set out in Section 13.01.

7.02

All payments required to be made by Licensee to Licensor pursuant to this Agreement shall be subject to a charge of one and one-half percent (1.5%) per month or Two Hundred and Fifty Dollars (US$250), whichever is greater, if late. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate quoted by the Wall Street Journal, averaged on the last business day of each of the three (3) consecutive calendar months constituting the calendar quarter in which the payment was earned. Licensee will bear any loss of exchange or value and pay any expenses incurred in the transfer or conversion to U.S. dollars.

7.03

Payment due from Licensee to Licensor pursuant to Section 6.01 will be paid within thirty (30) days after the end of each calendar year quarter during which the payment accrued. If no royalties or other payments are due for any quarter, Licensee will send a statement signed by an officer of Licensee to that effect to Licensor. Payment shall be accompanied by a statement of the number of Licensed Products and Combination Products sold by Licensee, Affiliates and Sublicensees in each country, total billings for such Licensed Products and Combination Products, the values of A and B used to calculate the Net Sales of Combination Products, deductions applicable to determine the Net Sales thereof, the amount of Net Sales and Net Proceeds realized by Licensee and Affiliates and Sublicensees, the amount of any deduction and a detailed listing thereof, and the total payment due from Licensee to Licensor (the "Royalty Report"). Such Royalty Report shall be signed by an officer of Licensee.

7.04

Licensee and Affiliates shall maintain complete and accurate books of account and records showing Net Sales and Net Proceeds. Such books and records of Licensee and Affiliates shall be open to inspection, in confidence, during usual business hours, upon at least ten (10) business days prior notice to Licensee, by an independent certified public accountant appointed by Licensor on behalf of Licensor, who has entered into a written agreement of confidentiality with Licensor which is no less protective of Licensee's Confidential Information than the provisions of Section 5.03 hereof and to whom Licensee has no reasonable objection, for five (5) years after the calendar year to which they pertain, for the purpose of verifying the accuracy of the payments made to Licensor by Licensee pursuant to this Agreement. Licensee will require any Sublicensees hereunder to maintain such books and allow such inspection by Licensee and shall, on request, disclose such information, if available to Licensee, to Licensor as part of such inspection. Inspection shall be at Licensor's sole expense and reasonably limited to those matters related to Licensee's payment obligations under this Agreement and shall take place not more than once per calendar year. Any underpayment revealed by any inspection, plus interest on the underpayment amount at the rate of one and one-half percent (1.5%) per month or Two Hundred and Fifty Dollars (US$250), whichever is greater, shall be promptly paid by Licensee to Licensor. Further, if any inspection reveals an underpayment to Licensor of ten percent (10%) or greater, then the cost of the inspection shall be paid by Licensee.

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

8.

Infringement

8.01

Licensee shall have the right, in its sole discretion and its expense, to initiate legal proceedings on its behalf or in Licensor's name, if necessary, against any infringer, or potential infringer, of an Agreement Patent who imports, makes, uses, sells or offers to sell products. Licensee shall notify Licensor of its intention to initiate such proceedings at least twenty (20) days prior to commencement thereof. Any settlement or recovery received from any such proceeding shall be divided [***] percent ([***]%) to Licensee and [***] percent ([***]%) to Licensor after Licensee deducts from any such settlement or recovery its actual counsel fees and out-of-pocket expenses relative to any such legal proceeding. If Licensee decides not to initiate legal proceedings against any such infringer, then Licensor shall have the right to initiate such legal proceedings. Any settlement or recovery received from any such proceeding initiated by Licensor shall be divided [***] percent ([***]%) to Licensee and [***] percent ([***]%) to Licensor after Licensor deducts from any such settlement or recovery its actual counsel fees and out-of-pocket expenses relative to any such legal proceeding.

8.02

In the event that any party initiates or carries on legal proceedings to enforce any Agreement Patent against an alleged infringer, the other parties shall fully cooperate with and supply all assistance reasonably requested at the expense of the party requesting such assistance. Further, the other parties, at their expense, shall have the right to be represented by counsel of their choice in any such proceeding. However, if Licensee initiates legal proceedings in Licensor's name, Licensee shall reimburse Licensor for any reasonable out-of-pocket counsel fees of Licensor associated with the legal proceedings. The party who initiates or carries on the legal proceedings shall have the sole right to conduct such proceedings provided, however, that such party shall consult with the other parties to this Agreement prior to entering into any settlement thereof.

9.

Prohibition on Use of Names; No Publicity

9.01

No party to this Agreement shall use the name of any other party without the prior written consent of such other party, except if the use of such name is required by law, regulation, federal securities law, or judicial order, in which event the party intending to use such name will promptly inform the relevant other party prior to any such required use. No party to this Agreement will make any public announcement regarding the existence of this Agreement and/or the collaboration hereunder without obtaining the prior written consent of the other parties, except if such announcement is required by law, regulation, federal securities law or judicial order, in which event the party intending to make such announcement will promptly inform the other parties prior to such announcement.

10.

Term and Termination

10.01

Unless terminated earlier under other provisions hereof, this Agreement will expire upon the expiration of the last Agreement Patent. Upon termination or expiration of this Agreement for any reason, Sections 5, 9, 10.08, 10.09, 12.01 through 12.10, 12.13 and 13 shall survive and all payment obligations under Articles 3 and 6 hereof accrued as of the termination date shall be paid by Licensee within thirty (30) days of such termination or expiration.

10.02

Licensee may terminate this Agreement and the licenses granted hereunder by giving notice to Licensor sixty (60) days prior to such termination. Upon such termination, Licensee shall not use Agreement Patents for any purpose and all of Licensee's rights in Agreement Patents shall be terminated.

10.03

If Licensor or Licensee defaults on or breaches any condition of this Agreement, the aggrieved party may serve notice upon the other parties of the alleged default or breach. If such default or breach is not remedied within sixty (60) days from the date of such notice, the aggrieved party may at its election terminate this Agreement. Any failure to terminate hereunder shall not be construed as a waiver by the aggrieved party of its right to terminate for future defaults or breaches. Licensee's damages for any breach of this Agreement by Licensor will be limited to a reduction or suspension of the payment obligations of Licensee hereunder. Upon termination of this Agreement by Licensor pursuant to this Section 10.03, the licenses granted by Licensor to Licensee shall terminate and Licensee shall not use Agreement Patents for any purpose and all of Licensee's rights in Agreement Patents shall be terminated.

10.04

If Licensee makes an assignment for the benefit of creditors or if proceedings for a voluntary bankruptcy are instituted on behalf of Licensee or if Licensee is declared bankrupt or insolvent, Licensor may, at its election, terminate this Agreement by notice to Licensee. Upon termination of this Agreement by Licensor pursuant to this Section 10.04, the licenses granted by Licensor to Licensee shall terminate and Licensee shall not use Agreement Patents for any purpose and all of Licensee's rights in Agreement Patents shall be terminated.

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

10.05

If Licensee is convicted of a felony relating to the manufacture, use or sale of Licensed Products or a felony relating to moral turpitude, Licensor may, at its election, terminate this Agreement by notice to Licensee. Upon termination of this Agreement by Licensor pursuant to this Section 10.05, the licenses granted by Licensor to Licensee shall terminate and Licensee shall not use Agreement Patents for any purpose and all of Licensee's rights in Agreement Patents shall be terminated.

10.06

Notwithstanding the provisions of Section 10.03 hereof, should Licensee fail to pay Licensor any cash, or issue to Licensor any Marketable Securities, as applicable, when due and payable under this Agreement, then upon thirty (30) days written notice Licensor may, at its election, terminate this Agreement, unless within the thirty (30) day period all delinquent amounts together with interest due and unpaid have been paid in cash, or issued in Marketable Securities (as applicable), by Licensee. Upon termination of this Agreement by Licensor pursuant to this Section 10.06, the licenses granted by Licensor to Licensee shall terminate and Licensee shall not use Agreement Patents for any purpose and all of Licensee's rights in Agreement Patents shall be terminated.

10.07

Termination of this Agreement by Licensee or Licensor shall not prejudice the rights of the parties accruing herein.

10.08

If Licensee terminates this Agreement pursuant to Section 10.02 or if Licensor terminates this Agreement pursuant to Sections 10.03, 10.04, 10.05 or 10.06, then Licensee shall, upon such termination, assign to Licensor all right, title and interest in and to any Dependent Patents and Dependent Know-How (as defined below) developed by or for Licensee or Affiliates during the term of this Agreement, and shall, within thirty (30) days of termination, provide copies of all documents and other materials embodying Dependent Know-How to Licensor. As used in this Section 10.08, the term "Dependent Patents" means any U.S. or foreign patent application or patent which claims an invention the practice of which would infringe a claim of a patent or patent application of the Agreement Patents or the practice of which results in a product covered by a claim of a patent or patent application of Agreement Patents. "Dependent Know-How" means confidential information, including clinical trial information, the practical application of which would infringe a claim of a patent or patent application of Agreement Patents, or which results in a product covered by a claim of a patent or patent application of Agreement Patents. Licensee agrees to take all actions and execute any and all documents reasonably requested by Licensor to effectuate the terms of this Section 10.08. During the time period between notice of termination and the effective date of termination Licensee will take whatever actions are necessary to prevent any Dependent Patent from becoming abandoned or canceled.

10.09

If Licensee terminates this Agreement pursuant to Section 10.02 or if Licensor terminated this Agreement pursuant to Sections 10.03, 10.04, 10.05 or 10.06, Licensee shall submit a final Royalty Report to Licensor and any payments and patent costs due to Licensor hereunder as of the date of termination shall be payable within thirty (30) days of the date of termination. In addition, within ten (10) days of notice of such termination, Licensee shall provide Licensor with a report showing the status of all Dependent Patents, including, without limitation, a list of all countries where Dependent Patents have been filed and a list of all actions which must be taken with respect to the Dependent Patents and relevant due dates.

10.10

Notwithstanding any provision herein to the contrary, no termination of this Agreement shall be construed as a termination of any valid sublicense of any Sublicensee hereunder, and thereafter each such Sublicensee shall be considered a direct licensee of Licensor, provided that (i) such Sublicensee is not in material breach of its sublicense agreement with Licensee, and (ii) such Sublicensee agrees in writing to assume all applicable obligations of Licensee under this Agreement.

11.

Amendment and Assignment

11.01

This Agreement sets forth the entire understanding between Licensor and Licensee pertaining to the subject matter hereof.

11.02

Except as otherwise provided herein, this Agreement may not be amended, supplemented or otherwise modified, except by an instrument in writing signed by both parties.

11.03

Without the prior written approval of the other party, which approval shall not be unreasonably withheld, no party may assign this Agreement except that this Agreement may be assigned to an entity acquiring substantially all of such party's business to which this Agreement relates, or in the event of a merger, consolidation, change in control or similar transaction of such party. Any attempted assignment in contravention of this Section 11.03 shall be null and void.

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

12.

Miscellaneous Provisions

12.01

This Agreement shall be construed and the rights of the parties governed in accordance with the laws of the State of New York, excluding its law of conflict of laws. Any dispute or issue arising hereunder, including any alleged breach by any party, shall be heard, determined and resolved by an action commenced in the state or federal courts in New York, New York, which the parties hereby agree shall have proper jurisdiction and venue over the issues and the parties. Licensor and Licensee hereby agree to submit to the jurisdiction of the state or federal courts in New York and waive the right to make any objection based on jurisdiction or venue. The New York courts shall have the right to grant all relief to which Licensor and Licensee are or shall be entitled hereunder, including all equitable relief as the Court may deem appropriate.

12.02

This Agreement has been prepared jointly.

12.03

If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

12.04

Licensee agrees to indemnify Licensor and its current or former directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students and agents and their respective successors, heirs and assigns (Licensor and each such person being the "Indemnified Parties") for the cost of defense and for damages awarded and losses and liabilities incurred, if any, as a result of any third party claims, liabilities, suits or judgments based on or arising out of the research, development, marketing, manufacture, sale and/or provision of Licensed Products by Licensee, Affiliates and Sublicensees, and/or the licenses granted under this Agreement, or otherwise related to the conduct of Licensee's, Affiliates' or Sublicensees' business, so long as such claims, liabilities, suits, or judgments are not solely attributable to grossly negligent or intentionally wrongful acts or omissions by the Indemnified Parties. This indemnity is conditioned upon Licensor's obligation to: (i) advise Licensee of any claim or lawsuit, in writing promptly after Licensor has or the Indemnified Party has received notice of said claim or lawsuit, (ii) assist Licensee and its representatives, at Licensee's expense, in the investigation and defense of any lawsuit and/or claim for which indemnification is provided, and (iii) permit Licensee to control the defense of such claim or lawsuit for which indemnification is provided.

12.05

Nothing in this Agreement is or shall be construed as:

(a)

A warranty or representation by Licensor that anything made or used by Licensee under any license granted in this Agreement (including, without limitation, Licensed Products) is or will be free from infringement of patents, copyrights, and other rights of third parties; or

(b)

Granting by implication, estoppel, or otherwise any license, right or interest other than as expressly set forth herein.

12.06

Except as expressly set forth in this Agreement, the parties MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTE OR OTHERWISE, AND THE PARTIES SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT. IN ADDITION, NO PARTY SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN PARTICULAR, IN NO EVENT SHALL LICENSOR, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES OR AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER LICENSOR SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

12.07

Licensor and Licensee represent and warrant that, to the best of their knowledge, as of the Effective Date:

(a)

they have the legal right and authority to enter into this Agreement and to perform all of their obligations hereunder;

(b)

when executed by all parties, this Agreement will constitute a valid and legally binding obligation and shall be enforceable in accordance with its terms; and

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

(c)

there are no existing or threatened actions, suits or claims pending or threatened against them that may affect the performance of their obligations under the Agreement.

12.08

Licensee represents and warrants that it has not relied on any information provided by Licensor or Licensor's current or former employees and has conducted its own due diligence investigation to its own satisfaction prior to entering into this Agreement.

12.09

Licensee represents and warrants that before Licensee, or an Affiliate or a Sublicensee makes any sales of Licensed Products or performs or causes any third party to perform any clinical trials or tests in human subjects involving Licensed Products, Licensee or Affiliates or Sublicensees will acquire and maintain in each country in which Licensee or Affiliates or Sublicensees shall test or sell Licensed Products, appropriate insurance coverage reasonably acceptable to Licensor, but providing coverage in respect of Licensed Products in an amount no less than [***] (US $[***]) per claim. Licensee or Affiliates will not perform, or cause any third party to perform, any clinical trials or any tests in human subjects involving Licensed Products unless and until he/they obtain(s) all required regulatory approvals with respect to Licensed Products in the applicable countries. Prior to instituting any clinical trials or any tests in human subjects, or sale of any Licensed Product, Licensee shall provide evidence of such insurance to Licensor. If Licensor determines that such insurance is not reasonably appropriate, it shall so advise Licensee and Licensee shall delay such trials, tests or sales until the parties mutually agree that reasonably appropriate coverage is in place. Licensor shall be listed as an additional insured in Licensee's insurance policies. If such insurance is underwritten on a 'claims made' basis, Licensee agrees that any change in underwriters during the term of this Agreement will require the purchase of 'prior acts' coverage to ensure that coverage will be continuous throughout the term of this Agreement.

12.10

Licensee shall exercise its rights and perform its obligations hereunder in compliance with all applicable laws and regulations. In particular, it is understood and acknowledged that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations, among other things, prohibit or require a license for the export of certain types of technical data to certain specified countries. Licensee hereby agrees and gives written assurance that he will comply with all United States laws and regulations controlling the export of commodities and technical data, that he will be solely responsible for any violation of such by Licensee or Affiliates or Sublicensees, and that he will defend and hold Licensor harmless in the event of any legal action of any nature occasioned by such violation.

12.11

Licensee agrees (i) to obtain all regulatory approvals required for the manufacture and sale of Licensed Products prior to marketing or selling any such Licensed Products and (ii) to utilize legally appropriate patent marking on such Licensed Products. Licensee agrees to register or record this Agreement as is required by law or regulation in any country where the license is in effect.

12.12

Licensee agrees that any Licensed Products for use or sale in the United States will be manufactured substantially in the United States.

12.13

Any tax required to be withheld under the laws of any jurisdiction on royalties payable to Licensor by Licensee under this Agreement will be promptly paid by Licensee for and on behalf of Licensor to the appropriate governmental authority, and Licensee will furnish Licensor with proof of payment of the tax together with official or other appropriate evidence issued by the competent governmental authority sufficient to enable Licensor to support a claim for tax credit with respect to any sum so withheld. Any tax required to be withheld on payments by Licensee to Licensor will be an expense of and be borne solely by Licensor, and Licensee's royalty payment(s) to Licensor following the withholding of the tax will be decreased by the amount of such tax withholding. Licensee will cooperate with Licensor in the event Licensor elects to assert, at their own expense, exemption from any tax.

12.14

Licensee will meet all of the following due diligence requirements:

(a)

Produce a business plan within [***] of the Effective Date and update the business plan annually;

(b)

Initiate a research project to identify compounds which inhibit Fyn kinase activity or inhibits the interaction between Fyn and LKB1 within [***] of the Effective Date (the "Research Project");

(c)

Raise [***] Dollars (US$[***]) in debt, equity or other financing or revenues by the [***] anniversary of the Effective Date;

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

(d)

Complete the Research Project within [***] of the Effective Date;

(e)

Raise [***] Dollars (US$[***]) in debt, equity or other financing or revenues by the [***] anniversary of the Effective Date; and

(f)

Raise [***] Dollars (US$[***]) in debt, equity or other financing or revenues by the [***] anniversary of the Effective Date.

12.15

If any one of the due diligence requirements in Section 12.14 is not met, the license shall terminate pursuant to Section 10.03 and all rights will revert back to Licensor.

12.16

In the event Licensee (or any entity acting under Licensee's control or on its behalf) initiates any proceeding or otherwise asserts any claim challenging the validity or enforceability of any of the Agreement Patents in any court, administrative agency or other forum ("Challenge"), the royalty rates set forth in Section 6.01 and the license maintenance fees set forth in Section 6.04 shall be automatically [***] on and after the date of such Challenge for the remaining term of this Agreement. Moreover, to the extent not already covered by Sections 3.01 and 3.02, Licensee agrees to pay all costs and expenses (including actual attorneys' fees) incurred by Licensor in connection with defending a Challenge.

13.

Notices

13.01

Any notice or report required or permitted hereunder shall be given in writing, and shall be deemed to have been properly given and effective upon delivery, by registered or certified mail, return receipt requested, or by facsimile with proof of receipt and a confirmation copy sent by overnight courier, or by overnight courier, to the following addresses:

To Einstein:

Albert Einstein College of Medicine

of Yeshiva University

1300 Morris Park Avenue

Bronx, New York 10461

Attention: Office of Biotechnology

With copy to:

Kenneth P. George, Esq.

Amster, Rothstein & Ebenstein, LLP

90 Park Avenue - 21st Floor

New York, New York 10016

To Licensee:

Diabesity, Inc.

8 Hillside Avenue, #207

Montclair, NJ 07042

Attention: Warren Lau, CEO

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of the day and year first above written.

WITNESS: /s/ D[---] [------] Date: 3/14/14	ALBERT EINSTEIN COLLEGE OF MEDICINE OF YESHIVA UNIVERSITY, A DIVISION OF YESHIVA UNIVERSITY /s/ Toby R. Winer Name: Title: CFO Date: 3-12-14
WITNESS: /s/ Sabina Soltys Date: March 5, 2014	DIABESITY, INC. /s/ Warren C. Lau Name: Warren C. Lau Title: President & CEO Date: March 5, 2014
AGREED TO AND ACCEPTED BY: /s/ Jeffrey Pessin JEFFREY E. PESSIN	Date: 3/17/14
AGREED TO AND ACCEPTED BY: /s/ C. Bastie CLAIRE C. BASTIE	Date: 3/29/14
AGREED TO AND ACCEPTED BY: /s/ Eijiro Yamada EIJIRO YAMADA	Date: 3/27/14

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

APPENDIX A - Agreement Patents

1.

U.S. Utility Application 131583,122 (National Stage of PCT/US11/00439) "Method of Suppressing Cancer, Increasing Weight Loss and/or Insulin Sensitivity" (Inventors: Jeffrey E. Pessin, Claire C. Bastie and Eijiro Yamada; [***]

2.

EPO 11759819.3 (National Stage of PCT/US11/00439) "Method of Suppressing Cancer, Increasing Weight Loss and/or Insulin Sensitivity" (Inventors: Jeffrey E. Pessin, Claire C. Bastie and Eijiro Yamada; [***]

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.